UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2020

VADO CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-222593	30-0968244
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

81 Prospect Street

Brooklyn, New York 11201

(Address of Principal Executive Office) (Zip Code)

(646) 828-1376

(Registrant’s telephone number, including area code)

Dlhá 816/9

Nitra, Slovakia 9490

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into Material Definitive Agreement.

Item 5.01 Changes in Control of Registrant.

On May 22, 2020, David Lelong purchased from Dusan Konc 2,000,000 shares of Common Stock of Vado Corp. (the “Company”) and a convertible promissory note with a face value of $29,973, payable by the Company and convertible into shares of Common Stock at $0.001 per share (the “Note”), for a total purchase price of $100,000 (the “Change of Control”). The Change of Control was affected pursuant to a Securities Purchase Agreement dated May 22, 2020 (the “Purchase Agreement”) by and among Mr. Lelong as the purchaser, the Company, and Mr. Konc, the Company’s majority shareholder, sole director and officer, as the seller. The Company was a party to the Purchase Agreement for the sole purpose of providing the representations and warranties contained therein. The Note accrues interest at a rate of 12% per annum which increases to 18% per annum upon an event of default, matures on February 18, 2021, may be prepaid by the Company, and is subject to customary conversion price adjustments upon the occurrence of certain dilutive events.

Following the Change of Control, Mr. Lelong owns 2,000,000 shares of Common Stock, which constitutes approximately 60% of the Common Stock issued and outstanding. If Mr. Lelong were to fully convert the Note, he would own 31,973,000 shares of Common Stock and under Rules of the Securities and Exchange Commission is deemed to be presently the beneficial owner of 31,973,000 shares.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2020, effective upon the Change of Control, Mr. Konc resigned as the Company’s director, Chief Executive Officer, Chief Financial Officer, President, treasurer and secretary and was replaced in each such role by Mr. Lelong.

Prior to his appointment, Mr. Lelong served as Chief Executive Officer and director at Better Choice Company Inc. from April 29, 2016 until March 4, 2019 and March 14, 2019, respectively. Mr. Lelong also served as Chief Financial Officer, President, treasurer and secretary at Better Choice Company Inc. from April 29, 2016 until May 28, 2019. Prior to that, for over four years Mr. Lelong was a consultant to businesses and entrepreneurs, assisting with the development of products and sales through the use of Internet marketing.

Other than the Change of Control, there was no arrangement or understanding between Mr. Lelong and any other persons pursuant to which he was selected as an officer and there are no related party transactions between the Company and Mr. Lelong reportable under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 22, 2020, in connection with the Change of Control, the Company’s Bylaws were amended and restated in their entirety to, among other things, enable the Company’s board of directors to fix the number of directors within a range of one to five directors. The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws of the Company, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed as part of this report:

Exhibit No.	Description
3.1	Amended and Restated Bylaws
4.1	Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VADO CORP.

May 29, 2020	By:	/s/ David Lelong
David Lelong, Chief Executive Officer